PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 3rd day of September, 2008, by and among Sahara Media, Inc., a Delaware corporation (the “Company”), and Cheryl Keeling (“Investor”).

Recitals

A.           The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended;

B.           The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, a debenture in the principal amount of $100,000, bearing interest at the rate of 10% per annum, in the form attached hereto as Exhibit A (the “Debenture”); and

C.           The Company shall issue to the Investor, concurrently with the sale and issuance of the Debenture, upon the terms and conditions of this Agreement, the Additional Consideration Shares as described in 2(b) hereof.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Additional Consideration Shares” has the meaning set forth in Section 2(b).

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.

“Closing Date” has the meaning set forth in Section 3.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debenture” has the meaning set forth in recitals.

“Escrow Agreement” means the escrow agreement, in the form of Exhibit B hereto, dated as of the date hereof, among the Company, the Investor, and Sichenzia Ross Friedman Ference LLP, as escrow agent (the “Escrow Agent”).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means $100,000.

“Securities” means the Debenture and the Additional Consideration Shares.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person

“Transaction Documents” means this Agreement and the Debenture.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.           Purchase and Issuance of the Debenture and Issuance of Additional Consideration Shares.

(a)           Subject to the terms and conditions of this Agreement, on the Closing Date the Investor shall purchase, and the Company shall sell and issue to the Investor, the Debenture in the original principal amount of $100,000 in exchange for the Purchase Price.

(b)           Subject to the terms and conditions of this Agreement, on the Closing Date the Company shall issue to the Investor 50,000 shares of common stock. The issuance described in the above shall be referred to as “Additional Consideration Shares”. The Investor shall have piggy-back registration rights with respect to the Additional Consideration Shares, subject to the applicable rules and regulations and interpretations of the SEC, including, without limitation, Rule 415 under the 1933 Act, until and unless such shares may be sold pursuant to Rule 144 under the 1933 Act.

3.           Closing.  Within one Business Day of the date of executing this Agreement, the Investor shall wire to the Escrow Agent in same day funds the Purchase Price and the Company shall instruct the Escrow Agent to release the Purchase Price and make such other payment(s) as the Company may instruct (“Closing” or “Closing Date”), and within two days of the receipt of Purchase Price, the Company shall deliver or cause the delivery of (a) a certificate representing the Debenture, registered in the name of the Investor in the principal amount equal to the Purchase Price for the Investor and (b) a certificate representing the Additional Consideration Shares, registered in the name of the Investor.  The Closing shall occur upon confirmation that the conditions to Closing in Section 6 hereof have been satisfied.  The Closing of the purchase and sale of the Debenture and the issuance of the Additional Consideration Shares shall take place at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006.

4.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor that:

4. 1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.  The Company does not have any Subsidiaries.

4.2           Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3           Valid Issuance.  The Debenture and the Additional Consideration Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  The Company has  shall  reserved a sufficient number of shares for issuance of the Additional Consideration Shares, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.4           Use of Proceeds.  The net proceeds of the sale of the Debenture hereunder shall be used by the Company for working capital.

4.5           No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof, or (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties.

4.6           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than a commission in the amount of 10% of the Purchase Price, and a non-accountable expense allowance in the amount of 3% of the Purchase Price, to be paid to John Thomas Financial, Inc.

4.7           No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.8           Private Placement.  The offer and sale of the Securities to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

5.           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that:

5.1           Organization and Existence.  Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2           Authorization.  The execution, delivery and performance by Investor of the Transaction Documents to which Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3           Purchase Entirely for Own Account.  The Securities to be received by Investor hereunder will be acquired for Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Investor is not a broker-dealer registered with the SEC or an entity engaged in a business that would require it to be so registered.

5.4           Investment Experience.  Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5           Disclosure of Information.  Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6           Restricted Securities.  Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Such Investor understands that the Company is under no obligation to register any of the Securities under the 1933 Act other than as set forth in Section 2(b) of this Agreement.

5.7           Legends.  It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a)                      “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.  Notwithstanding the foregoing, the securities may be pledged in connection with a bona fide margin account secured by the securities.”

(b)                      If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8           Accredited Investor.  Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9           No General Advertisement.  Investor did not learn of the investment in the Securities as a result of any public advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or internet or presented at any seminar or other general advertisement.

5.10                      Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor, except as set forth in Section 4.6.

5.11                      Patriot Act.  Neither Investor nor any of its Affiliates has been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  None of the cash used to fund any portion of the Purchase Price has been derived from any activity that could cause the Company to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

6.  Conditions to Closing.

6.1           Conditions to the Investor’s Obligations. The obligation of Investor to purchase the Debenture at the Closing is subject to the fulfillment to Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by Investor:

(a)           The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)           The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d)           The Company shall have entered into the Debenture and the Company and the Escrow Agent shall have entered into the Escrow Agreement.

(e)           The Company shall have delivered the Debenture to the Investor.

6.2           Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Debenture and issue the Additional Consideration Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)           The representations and warranties made by the Investor in Section 5 hereof (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investor shall have performed in all material respects all obligations and covenants herein required to be performed prior to the Closing Date.

(b)           The Investor and the Escrow Agent shall have entered into the Escrow Agreement.

(c)           The Investor shall have delivered the Purchase Price to the Escrow Agent.

7.           Survival and Indemnification.

7.1  Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

7.2  Indemnification.  The Company agrees to indemnify and hold harmless the Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents and will reimburse any such Person for all such amounts as they are incurred by such Person; unless such action is based upon a breach of such Investor’s representations, warranties or covenants under the Transaction Documents which causes a material adverse effect on the Company or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance related to the transactions contemplated by the Transaction Documents,

7.3  Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 7.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

8.           Miscellaneous.

8.1           Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company, after notice duly given by Investor to the Company provided, that no such assignment or obligation shall affect the obligations of Investor hereunder.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2           Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

8.3           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:       Sahara Media, Inc.,
       75 Franklin Street, Second Floor
       New York, New York 10013

With a copy to:            Marc Ross, Esq.
                     Sichenzia Ross Friedman Ference LLP
       61 Broadway, New York, New York 10006

If to the Investor, to the address set forth on the signature page.

8.5           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

8.6           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

8.7           Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall allow the Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

8.8           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

8.9           Entire Agreement.  This Agreement (including all Exhibits hereto) and the Debenture constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

8.10                      Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

8.11                      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	SAHARA MEDIA, INC.

	By:	/s/ Philmore Anderson IV
Name: Philmore Anderson IV
Title: Chief Executive Officer

The Investor:

	By:	/s/ Cheryl Keeling
Name
Title

Aggregate Purchase Price:  $100,000
Principal Amount of Debenture:  $100,000